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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MTR Gaming Group, Inc.

        We consent to the incorporation by reference in the Registration Statement on Form S-4 for 595,767 contingent earnout participation rights of our report dated February 14, 2003 with respect to the consolidated financial statements and schedule of MTR Gaming Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP Ernst & Young, LLP

Pittsburgh, Pennsylvania
May 9, 2003

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CONSENT OF INDEPENDENT AUDITORS